S&T Bancorp Inc.

STBA
Nasdaq Listed

Profile:

S&T Bancorp, Inc. is a $9.5 billion financial holding company headquartered in Indiana, PA, located about 55 miles northeast of Pittsburgh, PA.

Founded in 1902 with a single location in Indiana, PA, S&T Bancorp, Inc. has expanded to five markets including Western PA, Eastern PA, Northeast OH, Central OH and Upstate NY. S&T provides a full range of financial services to individuals and businesses in PA and OH and has loan production offices in Upstate NY.

Investment Thesis:

- Above peer performance
- Demonstrated expense discipline and efficiency
- Organic growth
- Strategic and effective mergers and expansion
- Exposure to five regional markets
- The right size

Key Statistics:

(Data as of 06.30.20)

Total Assets (in $ millions)	$9,474	Stock Price	$23.45
		Market Cap (in $ billions)	$0.9
Common BV/Share	$28.93	Dividend Yield (annualized)	4.78 %
Tangible BV/Share (non-GAAP)	$19.22	Price/Earnings (LTM)	3.8

S&T Operates in Five Markets



Upstate NY
Northeast OH
Western PA
Eastern PA
Central OH

Recent Mergers and Expansions:

November 30, 2019
Eastern PA
DNB Bank acquired

November 4, 2019
Eastern PA
LPO opens in Greater Berks, PA

May 29, 2019
Upstate NY
LPO opens in Buffalo, NY

April 22, 2019
Northeast OH
Branch opens in Cuyahoga Falls, OH

March 4, 2019 (LPO 2014)
Central OH
Branch opens in Hillard, OH

August 13, 2018
Northeast OH
LPO opens in Independence OH

October 31, 2016
Western PA
LPO opens in Pittsburgh, PA

December 21, 2015 (LPO 2012)
Northeast OH
Branch opens in Akron, OH

March 24, 2015
Upstate NY
LPO opens in Rochester, NY

March 4, 2015
Eastern PA
Integrity Bank acquired



J.D. POWER
S&T BANK

Rated highest in customer satisfaction with retail banking in the Mid-Atlantic Region.*

**S&T Bank received the highest score in the Mid-Atlantic Region of the J.D. Power 2020 U.S. Retail Banking Satisfaction Study of customers' satisfaction with their own retail bank. Visit jdpower.com/awards.*

S&T Bancorp Inc.

STBA
Nasdaq Listed

Senior Management:

Todd D. Brice
Chief Executive Officer

David G. Antolik
President

Mark Kochvar
Chief Financial Officer

Investor Relations Contact:

Mark Kochvar
S&T Bancorp, Inc.
800 Philadelphia Street
Indiana, PA 15701
724.465.4826
mark.kochvar@stbank.com

For more information visit stbancorp.com or stbank.com.

Common stock traded on the NASDAQ under the symbol *STBA*

Analyst Coverage:

The following analysts published research about S&T Bancorp, Inc. in 2020.

DA Davidson
Russell Gunther • 212.223.5403
rgunther@dadco.com

Keefe, Bruyette & Woods
Collyn Gilbert • 973.549.4092
Collyn.gilbert@kbw.com

Raymond James
William J. Wallace IV • 301.657.1548
william.wallace@raymondjames.com

Stephens
Matt Breese • 401.658.1114
Matt.breese@stephens.com

Financial Highlights:

	2Q YTD 2020	2Q YTD 2020 Excludes Fraud[1]	2019	2019 Excludes Merger Expenses[2]	2018
Net Income (in thousands)	($19,841)	*$26,509*	$98,234	*$107,478*	$105,334
Diluted Earnings per Share	($0.51)	*$0.68*	$2.82	*$3.09*	$3.01
Dividends Declared per Share	$0.56		$1.09		$0.99
Total Assets (in millions)	$9,474		$8,765		$7,252
Total Loans (in millions)	$7,563		$7,142		$5,949
Total Deposits (in millions)	$7,868		$7,037		$5,674
Return on Average Assets[3]	(0.44%)	*0.59%*	1.32%	*1.45%*	1.50%
Return on Average Equity[3]	(3.35%)	*4.48%*	9.98%	*10.92%*	11.60%
Return on Tangible Equity[3] (non-GAAP)	(4.68%)	*6.84%*	14.41%	*15.76%*	17.14%
Net Interest Margin (FTE) (non-GAAP)	3.42%		3.64%		3.64%
Nonperforming Assets/ Loans + OREO	1.23%		0.81%		0.83%
Allowance for Credit Losses/ Total Portfolio Loans	1.52%		0.87%		1.03%
Net Loan Charge-offs/Average Loans[3]	2.15%	*0.56%*	0.22%		0.18%
Risk-based Capital - Total	12.74%		13.22%		13.21%
Tangible Common Equity/ Tangible Assets (non-GAAP)[3]	8.30%		9.68%		9.28%

[1] These are non-GAAP numbers that are adjusted for a pre-tax loss of $58.7 million resulting from customer fraud related to a check kiting scheme that was discovered during the three months ended June 30, 2020
[2] These are non-GAAP numbers that adjust for $11.4 million of merger related expenses in 2019.
[3] Quarterly metrics on an annualized basis

Total Annualized Shareholder Return

Includes reinvested dividends
(Data as of 06.30.20)

	1 YR	3 YR	5 YR	10 YR
STBA	(35.04%)	(10.79%)	(1.96%)	4.62%
S&P 600 Bank	(26.14%)	(7.51%)	0.96%	8.91%
NASDAQ Bank	(23.37%)	(7.87%)	1.19%	7.31%
S&P 500	7.43%	10.71%	10.71%	13.97%

Source: Bloomberg

This document may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that could cause actual results to differ materially from the results discussed in these statements. These risks are detailed in the company's latest form 10-K filed with the Securities and Exchange Commission and any subsequently filed reports containing updates to these risks. Any such forward-looking statement or other information herein speaks only as of the particular dates referenced or the date such information or statement is made, and S&T undertakes no obligation to update any such information.

This document also contains or references, certain non-GAAP financial measures. Although S&T believes that these measures enhance investors' understanding of S&T's business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP, and should be read in conjunction with the audited financial statements and analysis as presented in the Annual Report on Form 10-K as well as the unaudited financial statements and analyses as presented in the respective Quarterly Reports in Exhibit 99.1 of Form 8-K for S&T Bancorp, Inc. and subsidiaries.